EXHIBIT 4.1

EXECUTION VERSION

WALGREEN CO. SHAREHOLDERS AGREEMENT

Dated as of August 2, 2012

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Annexes, Schedules and Exhibits

Annex A	Ownership of Voting Securities by Initial Primary Investors
Schedule I	Designated Entities
Schedule II	Walgreens Specified Persons

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SHAREHOLDERS AGREEMENT, dated as of August 2, 2012 (this “Agreement”), among (i) Walgreen Co., an Illinois corporation (the “Company”), (ii) Stefano Pessina (“SP”), (iii) KKR Sprint (European II) Limited, KKR Sprint (2006) Limited and KKR Sprint (KPE) Limited, each of which is an exempted limited company organized under the laws of the Cayman Islands (each an “Initial KKR Investor” and collectively, the “Initial KKR Investors”), (iv) Alliance Santé Participations S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg (together with SP, the “Initial SP Investors” and the Initial SP Investors, together with the Initial KKR Investors, the “Initial Primary Investors”), (v) each of the Persons becoming a party to this Agreement as an “Initial Other Investor” by executing a joinder to this Agreement pursuant to the terms herein and Section 7.16 of the Purchase Agreement (each Person described in this clause (v), an “Initial Other Investor” and, together with the Initial Primary Investors, the “Initial Investors”), and (vi) Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (“KKR”).

W I T N E S S E T H:

WHEREAS, on June 18, 2012, the Company, Alliance Boots GmbH, a private limited liability company incorporated under and governed by the laws of Switzerland, having its registered office at Baarerstrasse 94, CH 6300 Zug, Switzerland and registered in the Register of Commerce of the Canton of Zug under No. CH-170.4.007-953-1 (“AB”), and AB Acquisitions Holdings Limited, a private limited liability company incorporated under and governed by the laws of Gibraltar, having its registered office at 57/63 Line Wall Road, Gibraltar and registered under No. 98476 (“Gibco”), entered into a Purchase and Option Agreement (as it may be amended from time to time, the “Purchase Agreement”) pursuant to which, among other things, the Company (or a wholly owned Affiliate designee thereof) (i) on the date hereof purchased from Gibco the First Step Company Shares and (ii) may, following the exercise, if applicable, by the Company (or a wholly owned Affiliate designee thereof) of the Call Option during the Call Exercise Period, subject to the terms and conditions of the Purchase Agreement, purchase from Gibco the Second Step Company Shares;

WHEREAS, pursuant to and subject to the terms and conditions of the Purchase Agreement, as soon as practicable after the First Step Closing, Gibco will deliver to the Initial Investors (in accordance with their respective entitlements thereto) cash and shares (“First Step Walgreens Shares”) of common stock, par value $0.078125 per share, of the Company (“Company Common Stock”), which cash and First Step Walgreens Shares were delivered to Gibco by the Company (or a wholly owned Affiliate designee thereof) as the First Step Purchase Price;

WHEREAS, pursuant to and subject to the terms and conditions of the Purchase Agreement, at the Second Step Closing, if applicable, the Company (or a wholly owned Affiliate designee thereof) will deliver to Gibco cash and shares (“Second Step Walgreens Shares” and, together with the First Step Walgreens Shares, the “Shares”) of Company Common Stock as the Second Step Purchase Price in respect of the Second Step Company Shares, and, as soon as practicable after the Second Step Closing, Gibco will deliver such cash to the Investors (in accordance with their respective entitlements thereto) and, as soon as practicable after the date that is nine (9) months or twelve (12) months, as applicable and pursuant to Section 7.16 of the Purchase Agreement, after the Second Step Closing, other than in the case of Second Step Walgreens Shares previously distributed as expressly permitted under Section 7.16 of the Purchase

Agreement, Gibco will deliver the Second Step Walgreens Shares to the Investors (in accordance with their respective entitlements thereto);

WHEREAS, pursuant to and in accordance with Section 7.16 of the Purchase Agreement, as a condition precedent to receiving any Shares from Gibco, the Initial Investors have agreed, or hereafter shall agree (but in any case prior to receiving any Shares from Gibco), to be bound by the terms and conditions of this Agreement; and

WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Investors’ ownership of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GOVERNANCE

1.1 Composition of the Board of Directors at the Closing. On the date hereof, (i) the Company’s board of directors (the “Board”) shall take (or has taken) all action necessary and appropriate (including by amending the bylaws of the Company, if necessary) to cause the number of directors on the Board to be increased by two and (ii) the Board shall appoint (1) SP and (2) Dominic Murphy (“DM”) to the Board.

1.2 Continuing Composition of the Board of Directors.

(a) Following the First Step Closing and until an SP Investor Rights Termination Event or KKR Investor Rights Termination Event, as applicable, subject to the other provisions of this Section 1.2, including Section 1.2(b), and Section 1.3, at each annual or special meeting of the shareholders of the Company at which directors are to be elected to the Board, the Company will nominate and use its reasonable best efforts (which shall, subject to Applicable Law, include including in any proxy statement used by the Company to solicit the vote of its shareholders in connection with any such meeting the recommendation of the Board that shareholders of the Company vote in favor of the slate of directors) to cause the election to the Board of a slate of directors which includes (i) one SP Investor Designee (prior to an SP Investor Rights Termination Event) and (ii) one KKR Investor Designee (prior to a KKR Investor Rights Termination Event).

(b) The SP Investors shall notify the Company of the identity of the proposed SP Investor Designee, in writing, on or before the time such information is reasonably requested by the Board or the Nominating and Governance Committee for inclusion in a proxy statement for a meeting of shareholders, together with all information about the proposed SP Investor Designee as shall be reasonably requested by the Board or the Nominating and Governance Committee (including, at a minimum, any information regarding the proposed SP Investor Designee to the extent required by applicable securities laws or for any other person nominated for election to the Board). Notwithstanding the foregoing, for so long as SP is serving as

Executive Chairperson or Chief Executive Officer of AB or, notwithstanding the absence of either such title, remains actively involved in an operational and management capacity in the business activities and operational decisions of AB, Walgreens or their respective subsidiaries: (i) it is hereby acknowledged and agreed that the SP Investor Designee shall be SP; (ii) the SP Investors irrevocably waive any right to designate any other individual as the SP Investor Designee; and (iii) SP agrees to serve, when appointed and if, as and when re-elected, as the SP Investor Director. In furtherance of the foregoing, effective from the date hereof and until an SP Investor Rights Termination Event, the Company hereby waives, and, subject to Applicable Law, agrees to take all necessary and appropriate action to continue to waive, in respect of SP, any mandatory retirement age policy otherwise applicable to membership on the Board.

(c) The KKR Investors shall notify the Company of the identity of the proposed KKR Investor Designee, in writing, on or before the time such information is reasonably requested by the Board or the Nominating and Governance Committee for inclusion in a proxy statement for a meeting of shareholders, together with all information about the proposed KKR Investor Designee as shall be reasonably requested by the Board or the Nominating and Governance Committee (including, at a minimum, any information regarding the proposed KKR Investor Designee to the extent required by applicable securities laws or for any other person nominated for election to the Board).

(d) Subject to Section 1.2(b) and Section 1.3, so long as no SP Investor Rights Termination Event or KKR Investor Rights Termination Event has occurred, as applicable, in the event of the death, disability, removal or resignation of the SP Investor Director or KKR Investor Director, the Board will promptly appoint as a replacement SP Investor Director or KKR Investor Director, as applicable, the SP Investor Designee designated by the SP Investors or the KKR Investor Designee designated by the KKR Investors, as applicable, to fill the resulting vacancy, and such individual shall then be deemed an SP Investor Director or KKR Investor Director, as applicable, for all purposes hereunder; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary contained herein, without limiting the rights of the SP Investors and KKR Investors, as applicable, under this Section 1.2 with respect to subsequent annual or special meetings of the shareholders of the Company at which directors are to be elected to the Board, neither the Company nor the Board shall be under any obligation to appoint any SP Investor Director (including, for the avoidance of doubt, SP) to the Board or any KKR Investor Director to the Board, as applicable, in the event of the failure of an SP Investor Designee or a KKR Investor Designee, as applicable, to be elected to the Board at any annual or special meeting of the shareholders of the Company at which such SP Investor Designee or such KKR Investor Designee, as applicable, stood for election but was nevertheless not elected. So long as no SP Investor Rights Termination Event or no KKR Investor Rights Termination Event, as applicable, has occurred, the Board will not remove the SP Investor Director or the KKR Investor Director without the prior written consent of the SP Investors or the KKR Investors, respectively, unless the SP Investor Director or the KKR Investor Director, as applicable, is no longer eligible for designation as a member of the Board pursuant to Section 1.3.

(e) The Company will at all times provide the SP Investor Director, including, for the avoidance of doubt, SP (in his or her capacity as a member of the Board) and the KKR Investor Director (in his or her capacity as a member of the Board) with the same rights to indemnification and exculpation that it provides to the other members of the Board. The

Company acknowledges and agrees that any such indemnification obligations to indemnify or advance expenses to the SP Investor Director or the KKR Investor Director, as applicable, in his or her capacity as such, for the matters covered by such indemnification obligations shall be the primary source of indemnification and advancement of such SP Investor Director and KKR Investor Director, as applicable, in connection therewith, and any obligation on the part of any Investor Indemnitor under any Investor Indemnification Agreement to indemnify or advance expenses to such SP Investor Director or KKR Investor Director shall be secondary to the Company’s obligation and shall be reduced by any amount that such SP Investor Director or KKR Investor Director may collect as indemnification or advancement from the Company. In the event that the Company fails to indemnify or advance expenses to the SP Investor Director or KKR Investor Director as required by such indemnification obligations and this Agreement (such unpaid amounts, the “Unpaid Indemnitee Amounts”), and any Investor Indemnitor makes any payment to such SP Investor Director or KKR Investor Director in respect of indemnification or advancement of expenses under any Investor Indemnification Agreement on account of such Unpaid Indemnitee Amounts, such Investor Indemnitor shall be subrogated to the rights of such SP Investor Director or KKR Investor Director, as applicable, under this Agreement in respect of such Unpaid Indemnitee Amounts.

1.3 Objection to Investor Designee. Notwithstanding the provisions of this Article I, the SP Investors will not be entitled to designate any SP Investor Designee (or, for the avoidance of doubt, any SP Investor Director, including SP), and the KKR Investors will not be entitled to designate any KKR Investor Designee (or, for the avoidance of doubt, any KKR Investor Director) to, the Board pursuant to this Article I in the event that the Board reasonably determines that (i) the election of such SP Investor Designee (including, for the avoidance of doubt, SP) or such KKR Investor Designee, as applicable, to the Board would cause the Company to not be in compliance with Applicable Law, (ii) such SP Investor Designee (including, for the avoidance of doubt, SP) or such KKR Investor Designee, as applicable, has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company or (iii) such SP Investor Designee or such KKR Investor Designee, as applicable, is not reasonably acceptable to the Board or Nominating and Governance Committee; provided, that for the purposes of this clause (iii): (A) SP shall be deemed to be acceptable to the Board and Nominating and Governance Committee for so long as (x) this Agreement remains in effect and (y) (1) the SP Investors are required to designate SP as the SP Investor Designee pursuant to Section 1.2(b) and (2) none of the circumstances set forth in clauses (i) or (ii) of this sentence shall be applicable with respect to SP; and (B) DM shall be deemed to be acceptable to the Board and the Nominating and Governance Committee for so long as (x) this Agreement remains in effect and (y) (1) DM remains employed by any of the KKR Investors or their Affiliates and (2) none of the circumstances set forth in clauses (i) or (ii) of this sentence shall be applicable with respect to DM. In any such case described in clauses (i), (ii) or (iii) of the immediately preceding sentence, the SP Investors or the KKR Investors, as applicable, will withdraw the designation of such proposed SP Investor Designee or KKR Investor Designee, as applicable, and, so long as no SP Investor Rights Termination Event or KKR Investor Rights Termination Event has occurred, as applicable, be permitted to designate a replacement therefor (which replacement SP Investor Designee or KKR Investor Designee, as applicable, will also be subject to the requirements of this Section 1.3).

1.4 No Adverse Action; Voting Agreement.

(a) Until the occurrence of any SP Investor Rights Termination Event or KKR Investor Rights Termination Event, as applicable, without the prior consent of the SP Investors or the KKR Investors, as applicable, except as required by Applicable Law, the Company shall not take any action to cause the amendment of its charter or bylaws such that the SP Investors’ rights or the KKR Investors’ rights, respectively, under this Article I would not be given effect; provided, that, for the avoidance of doubt, the foregoing shall not prohibit any increase or decrease in the size of the Board.

(b) Until (i) with respect to the SP Investors’ obligations hereunder, the later to occur of (A) no SP Investor Director serving as a director on the Board (and the SP Investors either no longer having any rights under this Article I to designate any SP Investor Designee to serve on the Board or irrevocably waiving any such rights) and (B) SP no longer serving as Executive Chairperson or Chief Executive Officer of AB and, notwithstanding the absence of either such title, no longer being actively involved in an operational and management capacity in the business activities and operational decisions of AB, Walgreens or their respective subsidiaries, and (ii) with respect to the KKR Investors’ obligations hereunder, no KKR Investor Director serving as a director on the Board (and the KKR Investors either no longer having any rights under this Article I to designate any KKR Investor Designee to serve on the Board or irrevocably waiving any such rights), each SP Investor and KKR Investor, respectively, agrees to cause each Voting Security Beneficially Owned by it to be voted (including, if applicable, through the execution of one or more written consents if shareholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of shareholders of the Company): (x) in favor of all those persons nominated to serve as directors of the Company by the Board or the Nominating and Governance Committee and (y) with respect to any other action, proposal or other matter to be voted upon by the shareholders of the Company (including through action by written consent), in accordance with the recommendation of the Board.

(c) For so long as it is subject to the voting requirements of Section 1.4(b), each KKR Investor hereby appoints the Chairman of the Board of the Company and any designee thereof, and each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to shares of Company Common Stock in accordance with Section 1.4(b). This proxy and power of attorney is given to secure the performance of the duties of such Investor under this Agreement. Each KKR Investor hereby agrees that it shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy; this proxy and power of attorney granted by such KKR Investor, shall be irrevocable during the term of this Agreement (but subject to Section 1.4(b)), shall be deemed to be coupled with an interest sufficient under Applicable Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such KKR Investor with respect to shares of Company Common Stock. The power of attorney granted by each KKR Investor herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such KKR Investor.

(d) For so long as it is subject to the voting obligations of Section 1.4(b), each SP Investor hereby irrevocably and unconditionally agrees, no later than ten Business Days after any definitive proxy statement (which definitive proxy statement shall include a form of proxy) is mailed to the shareholders of the Company in connection with the solicitation of any proxy, it shall return a duly dated and signed form of proxy on which it shall (i) appoint as its proxy the Chairman of the Board of the Company (and/or such other person(s) as the Company shall propose for appointment as proxy) to vote all of the shares of Company Common Stock Beneficially Owned by it and (ii) direct the proxy so appointed to vote such shares (x) in favor of all those persons nominated to serve as directors of the Company by the Board and (y) with respect to any other action, proposal or other matter to be voted upon, in accordance with the recommendation of the Board. Each SP Investor irrevocably undertakes not to revoke such proxy or to deliver any proxy dated as of a later date, unless otherwise requested to do so, in writing, by the Company. As used in this Section 1.4(d), the terms “proxy statement”, “proxy”, “form of proxy” and “solicitation” shall have the meanings ascribed thereto in Regulation 14A promulgated under the Exchange Act.

1.5 Termination of Board Designation Rights. Promptly upon the occurrence of any SP Investor Rights Termination Event or KKR Investor Rights Termination Event, as applicable, all obligations of the Company with respect to the SP Investors and any SP Investor Director or SP Investor Designee (including SP) pursuant to this Article I, or with respect to the KKR Investors and any KKR Investor Director or KKR Investor Designee pursuant to this Article I, respectively, shall forever terminate and unless otherwise consented to by a majority of the members of the Board (in each case, excluding the SP Investor Director and the KKR Investor Director, if any) (a) with respect to an SP Investor Rights Termination Event, the SP Investors shall cause the SP Investor Director to, and (b) with respect to a KKR Investor Rights Termination Event, the KKR Investors shall cause the KKR Investor Director to, immediately resign from the Board.

1.6 Information Rights.

(a) Subject to Section 1.6(c), prior to an SP Investor Rights Termination Event, the Company and its subsidiaries will prepare and provide, or cause to be prepared and provided, to SP (in his capacity as the SP Investor Director), for so long as SP is the SP Investor Director any materials prepared for or given to any other member of the Board (excluding the Chief Executive Officer), and such other business, financial and operational information relating to the Company as may be available to the Company’s senior management and reasonably requested by SP including, as promptly as practicable following the end of each month (and in any event substantially at the same time as such materials are provided to other recipients), the Monthly Operating Performance Material reporting package, in substantially the same form currently prepared (with such changes as may be approved from time to time by the Company).

(b) Subject to Section 1.6(c), prior to a KKR Investor Rights Termination Event, the Company and its subsidiaries will prepare and provide, or cause to be prepared and provided, to the KKR Investor Director (in his or her capacity as such), if any, any information relating to the management, operations and finances of the Company and its subsidiaries as and when generally provided to Directors of the Company or as and when reasonably requested by the KKR Investor Director.

(c) In furtherance of and not in limitation of any other similar agreement such party or any of its Representatives may have with the Company or its subsidiaries or the AB Group, each of the Investors, SP and KKR hereby agrees that all Confidential Information with respect to the Company shall be kept confidential by it and shall not be disclosed by it in any manner whatsoever, except as permitted by this Section 1.6(c). Any Confidential Information may be disclosed:

(i) by an Investor, SP or KKR (w) to each other and each other’s respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof), but only for so long as both SP and a KKR Investor Director serve as directors on the Board, (x) to any of its Affiliates, (y) to such Investor’s or such Affiliate’s respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) and (z) in the case of any KKR Investor that is a limited partnership, limited liability company or other investment vehicle, to any current or prospective direct or indirect general partner, limited partner, member, equityholder or management company of such KKR Investor or any former direct or indirect general partner, limited partner, member, equityholder or management company which retained an economic interest in such KKR Investor (or any employee, attorney, accountant, consultant, banker or financial advisor or representative of any of the foregoing) (each of the Persons described in clause (z), collectively, “KKR Related Persons” and each of the Persons described in clauses (x), (y) and (z) (but, for the avoidance of doubt, not those described in clause (w)), collectively, for purposes of this Section 1.6(c) and the definition of Confidential Information, “Representatives”), in each case, solely if and to the extent any Representative needs to be provided such Confidential Information to assist such Investor, SP or KKR (as the case may be) (or its Affiliates or, in the case of the KKR Investors, any KKR Related Persons, as applicable) in evaluating or reviewing its existing or prospective direct or indirect investment in the Company, including in connection with the disposition thereof, and each Representative of an Investor, SP or KKR (as the case may be) shall be deemed to be bound by the provisions of this Section 1.6(c) (provided, that with respect to KKR Related Persons, such Persons shall instead be deemed to be bound by any confidentiality agreement or obligation to which such Person is a party or is otherwise bound, which has restrictions substantially similar to this Section 1.6(c)) and such Investor, SP or KKR (as the case may be) shall be responsible for any breach of this Section 1.6(c) (or such other agreement or obligation, as applicable) by any such Representative;

(ii) by an Investor or any of its Representatives to the extent the Company consents in writing;

(iii) by an Investor or any KKR Related Person or any of their respective Representatives to a potential Transferee (so long as such Transfer is permitted hereunder); provided, that such Transferee agrees to be bound by the provisions of this Section 1.6(c) (or a confidentiality agreement having restrictions substantially similar to this Section 1.6(c)) and such Investor shall be responsible for any breach of this Section 1.6(c) (or such confidentiality agreement) by any such Transferee and, in any case, such

Investor shall remain liable for any breach of any such provisions by such Transferee; and

(iv) by any Investor or any KKR Related Person or any of their respective Representatives to the extent that such Investor, KKR Related Person or Representative has received advice from its counsel that it is legally compelled to do so or is required to do so to comply with Applicable Law or legal process or Governmental Authority request or the rules of any securities exchange on which its securities are listed or the rules and regulations of any SRO; provided, that prior to making such disclosure, such Person uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent practicable and permitted by Applicable Law, consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; provided, further, that such Investor, KKR Related Person or Representative which is required to disclosure Confidential Information, as the case may be, uses reasonable best efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Authority or as is, based on the advice of its counsel, legally required or compelled.

Notwithstanding anything to the contrary herein, without limiting any such KKR Investor Director’s fiduciary duties under Applicable Law, and subject to Section 3.2, each of the parties hereto hereby consents to the KKR Investor Director sharing any information such KKR Investor Director (in his or her capacity as such) receives from the Company with officers, directors, members, employees, attorneys, accountants, consultants, bankers and financial advisors of KKR, the KKR Investors, the KKR Investment Funds and their respective Affiliates (other than any portfolio companies thereof) in each case, who shall agree to be bound by the provisions of this Section 1.6(c) (or to be bound by any confidentiality agreement or obligation to which such Person is a party or is otherwise bound, which has restrictions substantially similar to this Section 1.6(c)) (and KKR shall also remain responsible for any breach of such provisions, or such other agreements or obligations, as applicable, by any such Person), for the internal use by KKR, the KKR Investors, the KKR Investment Funds and such Affiliates of any such information, subject, however, to (x) KKR, the KKR Investors, the KKR Investment Funds and their respective Affiliates maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of Applicable Law and (y) compliance by KKR, the KKR Investors, the KKR Investment Funds and their respective Affiliates with the confidentiality provisions set forth in this Section 1.6(c).

ARTICLE II

TRANSFERS; STANDSTILL PROVISIONS

2.1 Transfer Restrictions.

(a) Other than solely in the case of a Permitted Transfer, no Investor shall Transfer any First Step Walgreens Shares (whether or not such First Step Walgreens Shares were originally Beneficially Owned by such Investor as of the First Step Closing) prior to the earlier of (i) (x) in the case of an SP Investor, the earlier of (1) the Second Step Closing or (2) the date on which the Purchase Agreement terminates in accordance with its terms without the Second Step Closing having occurred, (y) in the case of an Other MEP Investor, the date that is six (6) months after the First Step Closing and (z) in the case of a KKR Investor and any Other Gibco Investor, the second anniversary of the First Step Closing; and (ii) in the case of an SP Investor, the death or permanent disability of SP, or, in the case of an Other Investor that is an individual, the death or permanent disability of such Other Investor (such period, the “First Step Restricted Period”). Each KKR Investor and each Other Investor (other than the Other MEP Investors) hereby further agrees that, notwithstanding anything to the contrary contained herein, including Article V, other than solely in the case of a Permitted Transfer, it shall not Transfer any First Step Walgreens Shares (whether or not such First Step Walgreens Shares were originally Beneficially Owned by such Investor as of the First Step Closing) during the period beginning on the date that is 30 months after the First Step Closing Date and ending on the earlier of (A) the Second Step Closing or (B) the date on which the Purchase Agreement terminates in accordance with its terms without the Second Step Closing having occurred (such period, the “Pre-Second Step Restricted Period”).

(b) Other than solely in the case of a Permitted Transfer, no Investor shall Transfer any Second Step Walgreens Shares (whether or not such Second Step Walgreens Shares were originally Beneficially Owned by such Investor as of the Second Step Closing) prior to the earlier of (but, for the avoidance of doubt, subject in each case to Section 7.16(b) and Section 10.01(e)(ii) of the Purchase Agreement) (i) (x) in the case of an SP Investor, nine (9) months after the Second Step Closing, (y) in the case of an Other MEP Investor, the date that is six (6) months after the Second Step Closing or (z) in the case of any other Investor, the date that is nine (9) months after the Second Step Closing, if applicable, and (ii) in the case of an SP Investor, the death or permanent disability of SP, or, in the case of an Other Investor that is an individual, the death or permanent disability of such Other Investor (such period, the “Second Step Restricted Period”, and together with the First Step Restricted Period and the Pre-Second Step Restricted Period, the “Restricted Periods”). The Company shall take reasonable steps to accommodate reasonable requests by SP as to the manner in which his First Step Walgreens Shares and related dividends thereon are held.

(c) “Permitted Transfers” mean, in each case, so long as such Transfer is in accordance with Applicable Law and, solely in the case of sub-clauses (i) and (iii) below, any such Transfer would not result in the SP Investors or the KKR Investors exceeding the SP Ownership Limit or the KKR Ownership Limit, respectively:

(i) a Transfer to a Permitted Transferee of the applicable Investor, so long as such Permitted Transferee, in connection with such Transfer, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be an “SP Investor,” in the case of a Transfer by an SP Investor, a “KKR Investor,” in the case of a Transfer by a KKR Investor, or an “Other Investor,” in the case of a Transfer by an Other Investor, in each case for all purposes of this Agreement;

(ii) a Transfer solely to tender into a tender or exchange offer commenced by a third party (for the avoidance of doubt, not in violation of this

Agreement) or by the Company; provided, that with respect to an unsolicited tender or exchange offer commenced by a third party, such Transfer shall be permitted only if (A) such tender or exchange offer includes an irrevocable minimum tender condition of no less than 66 2/3% of the then-outstanding shares of Company Common Stock and (B) as of the expiration of such offer (x) no shareholder rights plan or analogous “poison pill” of the Company is in effect or (y) the Board is affirmatively publicly recommending to the Company’s shareholders that such shareholders tender into such offer;

(iii) a Transfer solely between (A) a KKR Investor and an SP Investor or (B) a KKR Investor or an SP Investor, on the one hand, and any Other Investor, on the other hand; provided, that any such Transfer under sub-clause (B) to any Other Investor shall be permitted only if, after giving effect to such Transfer, such Other Investor Beneficially Owns less than 5% of the Total Voting Power and the Total Economic Interest;

(iv) from and after the Second Step Closing, if applicable, a single Transfer by the SP Investors of 100% of the shares of Voting Securities then Beneficially Owned by the SP Investors to an un-Affiliated third party (x) that (1) is not an Affiliate of any KKR Investor and does not otherwise Beneficially Own more than 1% of the Voting Securities, (2) is not a Prohibited Transferee, (3) after giving effect to such Transfer, the SP Investor would be required to file reports under Section 16(a) of the Exchange Act (whether as a result of stock ownership or as a result of SP serving as a director), if the equity securities received by the SP Investor were registered under Section 12 of the Exchange Act (regardless whether such equity securities are in fact so registered) and (4) executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Transferee agrees to be an “SP Investor,” for all purposes of this Agreement, including being bound by Section 1.4 and Section 2.1 (such Transferee, an “Exchange Transferee”) and (y) in exchange for consideration consisting solely of equity securities of such Exchange Transferee; provided, that, notwithstanding anything to the contrary contained herein, the parties understand and agree that, from and after the effective time of any Transfer pursuant to this Section 2.1(c)(iv), with respect to Article I only, in the event of (A) the death, disability, resignation or removal (in accordance with Article I) from the Board of SP, (B) SP no longer being eligible to serve as a member of the Board pursuant to Section 1.3 or (C) any individual other than SP being designated as an SP Investor Designee, an SP Investor Rights Termination Event shall be deemed to have occurred for all purposes hereunder. Notwithstanding the foregoing, this Section 2.1(c)(iv) shall be void and of no further effect, and an SP Investor Rights Termination Event shall be deemed to have occurred, on the date that such SP Investor ceases, or would cease, to be required to file reports under Section 16(a) of the Exchange Act in respect of the equity securities of the Exchange Transferee;

(v) a Transfer by way of dividend or distribution in kind (or in specie) or redemption, repurchase or similar transaction by any direct or indirect shareholder of AB; provided that such shareholder is a pooled investment vehicle, special purpose vehicle or similar entity or vehicle for one or more investors, so long as each distributee that receives any Shares pursuant to such Transfer (i) subject to clause (iii) below, in the case of any Affiliate of (x) KKR or any KKR Investor or (y) SP or any SP Investor, as applicable, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such distributee agrees to be a “KKR Investor” or a “SP Investor”, respectively, for all purposes of this Agreement, (ii) in the case of other non-Affiliated distributees, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such distributee agrees to be an “Other Investor,” for all purposes of this Agreement or (iii) in the case of any jointly Controlled Affiliate of KKR and SP that receives Shares in such dividend or distribution in kind or redemption, repurchase or similar transaction for the purpose of either (x) temporarily holding such Shares pending further distribution to further indirect shareholders of AB following receipt of required approvals or consents or (y) orderly sell down arrangements with respect to such Shares (on behalf of one or more other indirect shareholder(s) of AB that are not Affiliates of KKR or any KKR Investor or of SP or any SP Investor), executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such distributee agrees to be a “KKR Investor” or a “SP Investor” (as determined by such distributee) for purposes of Section 1.4 only of this Agreement and an “Other Investor” for all other purposes of this Agreement (and, for the avoidance of doubt, with respect to such other purposes of this Agreement, shall not be deemed to be an Affiliate of KKR or SP by virtue of this clause (v) with respect to such Shares received by such distributee), it being understood and agreed that any Shares held pursuant to this clause (iii) shall be excluded from any calculation of the KKR Ownership Limit or SP Ownership Limit; provided, that upon such further distribution contemplated by clause (x) of this clause (iii), such further indirect shareholders shall be subject to clause (i) or (ii) above, as applicable.

(d) Notwithstanding anything to the contrary contained herein, including Article V hereof and the expiration or inapplicability of the First Step Restricted Period, the Second Step Restricted Period and/or, in the case of the KKR Investors and the Other Investors (other than the Other MEP Investors), the Pre-Second Step Restricted Period, no Investor shall Transfer any Voting Securities:

(i) other than in accordance with all Applicable Laws and the other terms and conditions of this Agreement;

(ii) except in a Permitted Transfer (A) in one or more transactions in which any Person or Group, to such Investor’s knowledge, acquires 5% or more of the Total Voting Power or the Total Economic Interest or (B) (x) to any Person or Group (other than any Person who, to such Investor’s knowledge, is an Activist or Group that, to such Investor’s knowledge, includes an Activist) who, to such Investor’s knowledge, after giving effect to such Transfer, would Beneficially Own 10% or more of the Total Voting Power or the Total Economic Interest or (y) to any Person who, to such Investor’s knowledge, is an Activist or Group that, to such Investor’s knowledge, includes an Activist, who, to such Investor’s knowledge, after giving effect to such Transfer, would Beneficially Own 5% or more of the Total Voting Power or the Total Economic Interest; provided, that the restriction set forth in this clause (ii) shall not apply to Transfers effected solely through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article V of this Agreement;

(iii) (A) with respect to any KKR Investor, any SP Investor and, if (but only if) any Other Gibco Investor is Transferring any Voting Securities in a coordinated transaction or series of transactions together with any KKR Investor or any SP Investor, such Other Gibco Investor (but only with respect to such Transfer), except in a Permitted Transfer, on any given day in an amount (in aggregate across all such Investors) greater than 10% of the average daily trading volume of Company Common Stock for the 20-trading day period immediately preceding the date of such Transfer (the “Aggregate Volume Limitation”); provided, that the Aggregate Volume Limitation shall not apply to Transfers effected solely through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article V of this Agreement; provided, further, that from and after the date that is six (6) months after the end of the Second Step Restricted Period with respect to all such Investors, the Aggregate Volume Limitation shall increase to 15% of the average daily trading volume of Company Common Stock for the 20-trading day period immediately preceding the date of such Transfer, or (B) with respect to any Other Gibco Investor (unless clause (A) applies to such Other Gibco Investor with respect to such Transfer), except in a Permitted Transfer, on any given day in an amount greater than 0.5% of the average daily trading volume of Company Common Stock for the 20-trading day period immediately preceding the date of such Transfer (the “Individual Volume Limitation”); provided, that the Individual Volume Limitation shall not apply to Transfers effected solely through a bona fide Underwritten Offering pursuant to an exercise of the registration rights provided in Article V of this Agreement; or

(iv) to any SP Investor (in the case of Transfers by KKR Investors or Other Investors) or to any KKR Investor (in the case of Transfers by SP Investors or Other Investors), if after giving effect to such Transfer, the Beneficial Ownership of the SP Investors or the KKR Investors, as applicable, would exceed the SP Ownership Limit or the KKR Ownership Limit, respectively.

(e) Without limiting any other provision of this Article II, prior to the expiration of any Restricted Period with respect to any Investor, the Initial KKR Investors will use commercially reasonable efforts to develop a plan for the orderly disposition of Voting Securities by such Investors and, to the extent reasonably practicable, the Other Gibco Investors.

(f) Any Transfer or attempted Transfer of Voting Securities in violation of this Section 2.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company.

(g) With respect to any KKR Investor, SP Investor or Other Gibco Investor, any certificates for Shares shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such Shares under the Securities Act and under this Agreement, which legend shall state in substance:

“The securities evidenced by this certificate have been issued and sold without registration under the United States Securities Act of 1933, as amended (the

“Securities Act”), or the securities laws of any other foreign, federal, state, local or other jurisdiction (a “Foreign or State Act”). The securities evidenced by this certificate cannot be sold, assigned or otherwise transferred unless such sale, assignment or other transfer is (i) made pursuant to an effective registration statement under the Securities Act and in accordance with each applicable Foreign or State Act or (ii) exempt from, or not subject to, the Securities Act (including pursuant to Regulation S thereunder) and each applicable Foreign or State Act. If the proposed sale, assignment or other transfer will be made pursuant to clause (ii) above, the holder must, prior to such sale, assignment or other transfer, furnish to the issuer such certifications, legal opinions and other information as the issuer may reasonably require to determine that such sale, assignment or other transfer is being made in accordance with such clause.

The securities evidenced by this certificate are subject to restrictions on transfer set forth in the Walgreen Co. Shareholders Agreement dated August 2, 2012, among the Company and certain other parties thereto (a copy of which is on file with the Secretary of the Company).”

(h) With respect to any Other MEP Investor, each such Other MEP Investor acknowledges and agrees that its Shares have not been and will not be registered under the Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each such Other MEP Investor represents, warrants and undertakes that it has not offered or sold, and (without limiting any other provision of this Agreement, including the other provisions of this Article II) will not offer and sell any Shares (i) as part of their distribution at any time and (ii) otherwise until six months after the First Step Closing (in the case of First Step Walgreens Shares) or the Second Step Closing (in the case of Second Step Walgreens Shares), as applicable, except in accordance with Regulation S, and it has not and will not engage in any hedging transactions involving the Shares unless in compliance with the Securities Act. Each such Other MEP Investor also agrees that, at or prior to confirmation of sale of any Shares, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Shares from it during the distribution compliance period a confirmation or notice, and any certificates for its Shares shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such Shares under the Securities Act and under this Agreement, which confirmation, notice or legend, as the case may be, shall state in substance:

“The securities [covered][evidenced] hereby have been issued and sold without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other foreign, federal, state, local or other jurisdiction (a “Foreign or State Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until six months after the First Step Closing (in the case of First Step Walgreens Shares) or the Second Step Closing (in the case of Second Step Walgreens Shares) (as such terms are defined in the Shareholders Agreement referred to below), except in either case in accordance with Regulation S under the Securities Act. No hedging transaction can be conducted with regard to the securities except as permitted by the Securities Act. Terms used above have the meanings given to them by Regulation S.

The securities [covered][evidenced] hereby are subject to restrictions on transfer set forth in the Walgreen Co. Shareholders Agreement dated August 2, 2012, among the Company and certain other parties thereto (a copy of which is on file with the Secretary of the Company).”

Terms used in this Section 2.1(h) but not otherwise defined in this Agreement have the meanings given to them by Regulation S under the Securities Act.

(i) Notwithstanding the foregoing subsections (g) and (h), the holder of any certificate(s) for Shares shall be entitled to receive from the Company new certificates for a like number of Shares not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder (i) at such time as such restrictions are no longer applicable, and (ii) with respect to the restriction on Transfer of such shares under the Securities Act or any other Foreign or State Act, subject to delivery of an opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act or any such other Foreign or State Act.

2.2 Standstill Provisions.

(a) During the Standstill Period, the KKR Investors, the SP Investors, KKR and SP shall not, directly or indirectly, and shall not permit any of their Controlled Affiliates, directly or indirectly, to, and KKR shall not permit any KKR Investment Fund, directly or indirectly, to (i) acquire, agree to acquire, propose or offer to acquire, or facilitate the acquisition or ownership of, Voting Securities, or securities of the Company that are convertible, exchangeable or exercisable into Voting Securities, other than (A) pursuant to the terms of the Purchase Agreement, (B) as a result of any stock split, stock dividend or subdivision of Voting Securities, (C) in the case of the SP Investors, acquisitions of shares of Company Common Stock, so long as after giving effect to all such acquisitions, the SP Investors would Beneficially Own less than the SP Ownership Limit, (E) in the case of the KKR Investors, any acquisition pursuant to and in accordance with Section 2.1(c)(i) or Section 2.1(c)(iii) (including the ownership limits set forth therein), subject to the KKR Ownership Limit or (F) any acquisition of shares of Company Common Stock by any KKR Non-Private Equity Business, so long as after giving effect to such acquisition, all KKR Non-Private Equity Businesses would Beneficially Own, in the aggregate, less than 5% of the Total Voting Power and the Total Economic Interest, (ii) deposit any Voting Securities in a voting trust or similar Contract or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement or other Contract (other than between the KKR Investors, KKR, the KKR Investment Funds, the SP Investors, SP and their respective Controlled Affiliates), or grant any proxy with respect to any Voting Securities (other than (A) pursuant to Section 1.4(b), Section

1.4(c) and Section 1.4(d) or

(B) otherwise to the Company or a Person specified by the Company in a proxy card provided to shareholders of the Company by or on behalf of the Company or (C) in the case of KKR, the KKR Investors, any KKR Investment Fund and their Controlled Affiliates, to the SP Investors, SP or any of their respective Controlled Affiliates, or in the case of the SP Investors, SP and their respective Controlled Affiliates, to KKR, the KKR Investors, the KKR Investment Funds or any of their respective Controlled Affiliates), (iii) enter, agree to enter, propose or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries (unless (1) such transaction is affirmatively publicly recommended by the Board and there has otherwise been no breach of this Section 2.2 in connection with or relating to such transaction or (2) such action is expressly permitted by Section 2.1(c)(ii)), (iv) make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or knowingly influence any Person with respect to the voting of, any Voting Securities, (v) call, or seek to call, a meeting of the shareholders of the Company or initiate any shareholder proposal for action by shareholders of the Company, (vi) form, join or in any way participate in a Group (other than with its Permitted Transferee that is bound by the restrictions of this Section 2.2(a) or a Group which consists solely of any of SP, the SP Investors, KKR, and KKR Investment Fund, the KKR Investors and their respective Controlled Affiliates), with respect to any Voting Securities, (vii) otherwise act, alone or in concert with others, to seek to Control or influence the management or the policies of the Company (provided, that this clause (vii) shall in no way limit the activities of any SP Investor Director or any KKR Investor Director taken in good faith solely in his or her capacity as a director of the Company), (viii) publicly disclose any intention, plan, arrangement or other Contract prohibited by, or inconsistent with, the foregoing or (ix) advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements, or arrangements or other Contracts with any other Persons in connection with the foregoing. The KKR Investors, the SP Investors, KKR and SP further agree that, during the Standstill Period, the KKR Investors, the SP Investors, KKR and SP shall not, directly or indirectly, and shall not permit any of their Controlled Affiliates, directly or indirectly, to, and KKR shall not permit any KKR Investment Fund, directly or indirectly, to (x) request the Company to amend or waive any provision of this Section 2.2 (including this sentence) or (y) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other type of transaction or matter described in this Section 2.2; provided, that this clause (y) shall in no way limit the activities of any SP Investor Director or any KKR Investor Director taken in good faith solely in his or her capacity as a director of the Company.

(b) “Standstill Period” shall mean (i) with respect to SP and the SP Investors, until the date that is six (6) months after the later to occur of (x) the SP Investor Director ceasing to serve as a director on the Board (and the SP Investors either no longer having any rights under Article I to designate any SP Investor Designee to serve on the Board or irrevocably waiving any such rights) and (y) an SP Investor Rights Termination Event and (ii) with respect to KKR and the KKR Investors, until the date that is six (6) months after the later to occur of (x) the KKR Investor Director ceasing to serve as a director on the Board (and the KKR Investors either no longer having any rights under Article I to designate any KKR Investor Designee to serve on the Board or irrevocably waiving any such rights) and (y) a KKR Investor Rights Termination Event. Notwithstanding the foregoing, from and after the Governance Clawback Date (as defined in the Shareholders Agreement), if any, the Standstill Period shall expire on the date that is six (6) months after the later to occur of (i) the earlier to occur of (I) the last day of the Call Exercise Period and (II) the termination of the Purchase Agreement with respect to the Second Step Acquisition in accordance with the terms of the Purchase Agreement and (ii) (A), with respect to SP and the SP Investors, the SP Investor Director ceasing to serve as a director on the Board (and the SP Investors either no longer having any rights under Article I to designate any SP Investor Designee to serve on the Board or irrevocably waiving any such rights) and (B) with respect to KKR and the KKR Investors, the KKR Investor Director ceasing to serve as a director on the Board (and the KKR Investors either no longer having any rights under Article I to designate any KKR Investor Designee to serve on the Board or irrevocably waiving any such rights). For the avoidance of doubt, notwithstanding anything to the contrary contained herein, at all times during the Standstill Period, each of (1) the SP Investors and (2) KKR and the KKR Investors agree that their Beneficial Ownership, on a fully diluted basis, of Voting Securities or securities of the Company that are convertible, exchangeable or exercisable into Voting Securities, shall not exceed the SP Ownership Limit or the KKR Ownership Limit, respectively.

ARTICLE III

NON-COMPETITION; NON-SOLICIT

3.1 Non-Competition; Non-Solicit.

(a) In order to induce the Company to enter into the Transactions, each of SP and the SP Investors hereby covenants and agrees that, until (1) in the event that the Purchase Agreement terminates in accordance with its terms without the Second Step Closing having occurred, the date that is one (1) year after no SP Investor Director serves as a director on the Board (and the SP Investors either no longer having any rights under Article I to designate any SP Investor Designee to serve on the Board or irrevocably waiving any such rights) or (2) in the event that the Second Step Closing shall have occurred, the date that is one (1) year after the later to occur of (A) no SP Investor Director serving as a director on the Board (and the SP Investors either no longer having any rights under Article I to designate any SP Investor Designee to serve on the Board or irrevocably waiving any such rights) and (B) SP no longer serving as Executive Chairperson or Chief Executive Officer of AB and, notwithstanding the absence of either such title, no longer being actively involved in an operational and management capacity in the business activities and operational decisions of AB, Walgreens or their respective subsidiaries, it shall not, directly or indirectly (including through Controlled Affiliates, but in each case excluding from the restrictions of this Section 3.1 any actions directly taken by any member of the AB Group):

(i) own, manage or operate, or participate in, or benefit from, the ownership, management or operation of, or have any Beneficial Ownership interest in, any Designated Entity; provided, that without limiting the generality of the foregoing, this Section 3.1(a) shall not prohibit:

(A) the Beneficial Ownership, as a passive investment, of less than five percent (5%) of the outstanding stock of any publicly traded corporation;

(B) the operation of any businesses conducted by SP, the SP Investors or any of their respective Affiliates that exist as of the date hereof, in the lines of business in which they are actively engaged as of the date hereof;

(C) the performance of any act or the conducting of any business expressly required by this Agreement or any of the other Transaction Documents; or

(D) the acquisition of a Person or business or more than 50% of the outstanding capital stock or other equity interests of such Person or business, if such Person or business conducts, directly or indirectly, businesses of any Designated Entity (or any lesser percentage if such acquisition results in the holding of the right to Control such Person or business) and, prior to such acquisition, neither such Person nor any of its Affiliates, nor such business nor any of its Affiliates, as the case may be, was an Affiliate of the acquiror or its Affiliates, and such Person or business, as the case may be, and its Affiliates derived not more than 10% of its total consolidated revenues in its most recent fiscal year from activities conducted by such Designated Entity; or

(ii) solicit for employment any person that is (or was within the six-month period prior to the date of determination) a member of the management team of the Company or any of its subsidiaries with the title of Vice-President or higher, or of the management team of any member of the AB Group who is a Senior Manager; provided, that general, non-targeted media advertising or the use of an independent search firm that contacts employees of the Company or any of its subsidiaries, or of any member of the AB Group, without the direction or advice of any of the Persons whose activities are restricted by this Section 3.1(a) shall not be deemed to be direct or indirect solicitations.

(b) For the avoidance of doubt, in the event of a breach of the obligations under this Section 3.1, in addition to all other available remedies, the Company shall be entitled to seek specific performance to enforce the provisions of this Section 3.1 in any court of competent jurisdiction in accordance with Section 7.10.

(c) Each of SP and the SP Investors acknowledges that the restrictions contained in this Section 3.1 are reasonable and necessary to protect the legitimate interests of the Company and constitute a material inducement to the Company to enter into this Agreement, the other Transaction Documents and consummate the transactions contemplated by this Agreement and the Transaction Documents. It is the intent of the parties that the provisions of this Section 3.1 shall be enforced to the fullest extent permissible under the Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Section 3.1 shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, such amendment to apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

3.2 Outside Activities. Subject to the provisions of Section 1.6 and Section 3.1:

(a) KKR, any KKR Investor, any KKR Investment Fund, SP, any SP Investor, any Other Investor and any of their respective Affiliates may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company, and may provide advice and other assistance to any such investment, business venture or Person;

(b) the Company shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom; and

(c) the pursuit of any such investment or venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty in respect of the Company, its subsidiaries or the Investors. None of KKR, the KKR Investors, any KKR Investment Fund, SP, any SP Investor, any Other Investor or any of their respective Affiliates shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and KKR, any KKR Investor, any KKR Investment Fund, SP, any SP Investor, any Other Investor and any of their respective Affiliates shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity; provided, that a SP Investor Director or a KKR Investor Director, as the case may be, who is offered an investment or business opportunity in his or her capacity as a member of the Board (or in the case of SP, after the Second Step Closing, as an officer or employee of the Company or AB) shall be obligated to communicate such opportunity to the Company, in which case SP, the SP Investors and their respective Affiliates, or KKR, the KKR Investors, the KKR Investment Funds and their respective Affiliates, respectively, shall not be permitted to pursue such opportunity unless the Board determines not to do so.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Investors. Each Investor, on behalf of itself and not any other Investor, hereby represents and warrants to the Company as follows as of the date hereof (or, if applicable, as of the date the joinder agreement pursuant to which such Investor shall have become a party to this Agreement):

(a) (i) with respect to such Investor (other than any Other MEP Investor), such Investor Beneficially Owns and is the sole record owner of the number of shares of Company Common Stock listed on Annex A opposite such Investor’s name (or, in the case of a joinder agreement executed and delivered by such Investor, listed on an annex to such joinder agreement) and, with respect to such Investor, such shares constitute all of the Voting Securities of the Company owned of record or Beneficially Owned by such Investor and (ii) with respect to any Other MEP Investor, such Other MEP Investor Beneficially Owns and is the sole record owner of the number of shares of Company Common Stock listed on an annex to the joinder agreement executed and delivered by such Other MEP Investor, except (A) with respect to, and to the extent of, any shares of Company Common Stock owned of record by such Other MEP Investor as the bare trustee or nominee for the spouse or any other Permitted Transferee of such Other MEP Investor to whom an interest in such shares has been transferred pursuant to a Permitted Transfer (such record owner, an “Other MEP Bare Trustee”), as to which shares such Other MEP Bare Trustee is only the sole record owner and (B) with respect to, and to the extent of, any shares of Company Common Stock Beneficially Owned by such Other MEP Investor as the Permitted Transferee of an Other MEP Bare Trustee, as to which shares such Other MEP Investor is only the Beneficial Owner.

(b) Such Investor (if it is not an individual) has been duly formed, is validly existing and, where such concept is applicable, is in good standing under the laws of its jurisdiction of organization. Such Investor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(c) The execution and delivery by such Investor of this Agreement and the performance by such Investor of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of such Investor (if it is not an individual) or (z) any contract or agreement to which such Investor is a party.

(d) The execution and delivery by such Investor of this Agreement and the performance by such Investor of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(e) In the case of a KKR Investor, SP Investor or Other Gibco Investor, such Investor: (i) is acquiring the Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such Shares in violation of any such laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision and (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. In the case of an Other MEP Investor, such Other MEP Investor: (x) is acquiring the Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any foreign, federal, state or local securities or “blue sky” laws, or with any present intention of distributing or selling such Shares in violation of any such laws, (y) is not a “U.S. person” within the meaning of Rule 902 of Regulation S under the Securities Act and (z) represents, warrants and undertakes that neither it, its affiliates (as defined in Rule 501(b)

under the Securities Act), nor any Persons acting on its or their behalf has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to the Shares, and it and they have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act. Such Investor understands that the Company is relying on the statements contained herein to establish an exemption from registration under the Securities Act and under foreign, federal, state and local securities laws and acknowledges that the Shares are not registered under the Securities Act or any other Applicable Law and that such Shares may not be Transferred except pursuant to the registration provisions of the Securities Act (and in compliance with any other Applicable Law) or pursuant to an applicable exemption therefrom.

4.2 Representations and Warranties of SP. SP hereby represents and warrants to the Company as follows:

(a) He has all requisite capacity to execute and deliver this Agreement and to perform his obligations under this Agreement.

(b) The execution and delivery by him of this Agreement and the performance by him of his obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law or (y) any contract or agreement to which he is a party.

(c) This Agreement has been duly executed and delivered by him and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of him, enforceable against him in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

4.3 Representations and Warranties of KKR. KKR hereby represents and warrants to the Company as follows:

(a) It is a limited partnership duly organized, validly existing and in good standing under the laws of its state of organization. It has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of KKR or (z) any contract or agreement to which it is a party.

(c) The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on the part of it. This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

4.4 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:

(a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Illinois. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of the Company (following any actions taken pursuant to Section 1.1(i)) or (z) any contract or agreement to which the Company is a party.

(c) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

ARTICLE V

REGISTRATION

5.1 Demand Registrations.

(a) From and after the expiration of the First Step Restricted Period (subject, in the case of the KKR Investors, to the Pre-Second Step Restricted Period) and/or the Second Step Restricted Period, as applicable, subject to the terms and conditions hereof (x) solely during any period that the Company is then-ineligible under Applicable Law to register Registrable Securities on Form S-3 pursuant to Section 5.3 or, if the Company is so eligible but has failed to comply with its obligations under Section 5.3 or (y) following the expiration of the Company’s obligation to keep the Shelf Registration Statement continuously effective pursuant to Section 5.3(c), but only if there is no Shelf Registration Statement then in effect, any Demand Shareholders (“Requesting Shareholders”) shall be entitled to make an unlimited number of written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Shareholders that equals or is greater than the Registrable Amount (a “Demand Registration”). Thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration as promptly as practicable under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 5.1(b), but subject to Section 5.1(g); and

(iii) all shares of Company Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 5.1, but subject to Section 5.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Company Common Stock, if any, to be so registered.

(b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Shareholder(s). Within ten (10) days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten (10) days after the Company’s notice required by this paragraph has been given, subject to Section 5.1(g). Each such written request shall comply with the requirements of a Demand as set forth in this Section 5.1(b).

(c) A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least one hundred eighty (180) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder (provided, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred eighty (180) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, other than by reason of any act or omission by the applicable Selling Shareholders.

(d) Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Shareholders.

(e) The Company shall not be obligated to (i) subject to Section 5.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration, for a period longer than one hundred eighty (180) days or (ii) effect any Demand Registration (A) within six (6) months of a “firm commitment” Underwritten Offering in which all Demand Shareholders (as hereinafter defined) were offered “piggyback” rights pursuant to Section 5.2 (subject to Section 5.2(b)) and at least 50% of the number of Registrable Securities requested by such Demand Shareholders to be included in such Demand Registration were included, (B) within six (6) months of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement) or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements; provided, that the Company shall use its reasonable best efforts to obtain such financial statements as promptly as practicable.

(f) The Company shall be entitled to postpone (upon written notice to the Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Board, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay.

(g) If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Shareholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders; (ii) second, up to the number of Registrable Securities requested to be included in such Demand Registration by other holders of Registrable Securities, pro rata on the basis of the amount of such Registrable Securities requested to be included by such holders; (iii) third, securities the Company proposes to sell; and (iv) fourth, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(h) Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

5.2 Piggyback Registrations.

(a) From and after the expiration of the First Step Restricted Period (but, subject, as applicable, to the Pre-Second Step Restricted Period) and/or the Second Step Restricted Period, as applicable, subject to the terms and conditions hereof, whenever the Company proposes to register any Company Common Stock under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) on a Shelf Registration Statement or (iv) pursuant to Section 5.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all holders of Registrable Securities prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Company Common Stock proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Company Common Stock, in each case to the extent then known. Subject to Section 5.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by holders of Registrable Securities (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

(b) If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises the Company that, in its opinion, the inclusion of all the shares of Company Common Stock sought to be included in such Piggyback Registration by (i) the Company, (ii) other Persons who have sought to have shares of Company Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of shares of Company Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such shares of Company Common Stock as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Company Common Stock to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Company Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers; or

(ii) if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Company Common Stock sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of shares of Company Common Stock proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock to be sold by the Company and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers.

(c) For clarity, in connection with any Underwritten Offering under this Section 5.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

(d) If, at any time after giving written notice of its intention to register any shares of Company Common Stock as set forth in this Section 5.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Company Common Stock, the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 5.1.

5.3 Shelf Registration Statement.

(a) From and after the expiration of the First Step Restricted Period (subject, as applicable, to the Pre-Second Step Restricted Period) and/or the Second Step Restricted Period, as applicable, subject to the terms and conditions hereof, and further subject to the availability of a registration statement on Form S-3 or any successor form thereto (“Form S-3”) to the Company, any of the Demand Shareholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use reasonable best efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto.

(b) Within ten (10) days after receipt of a Shelf Notice pursuant to Section 5.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its

Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to the Company a written request to so participate within ten (10) days after the Shelf Notice is received by any such holder of Registrable Securities.

(c) Subject to Section 5.3(d), the Company will use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) three (3) years after the Shelf Registration Statement has been declared effective; (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities; and (iii) the date on which the holders of Registrable Securities, in the aggregate, no longer hold Registrable Securities that represent at least 2.0% of the Total Voting Power; provided, that the Company’s obligations under this Section 5.3(c) shall cease after completion of the fifth (5th) Shelf Offering by the Demand Shareholders (taking into account the time periods described in Section 5.1(c) as if such Shelf Offering were a Demand Registration).

(d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Board, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) At any time that a Shelf Registration Statement is effective, if any Demand Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all of part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 5.3). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i) such proposing Demand Shareholder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Shareholder(s) and the Company within five (5) days after delivery of the Take-Down Notice to such holder; and

(ii) if the lead managing underwriter(s) advises the Company and the proposing Demand Shareholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Shareholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 5.1(g). Except as otherwise expressly specified in this Section 5.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article V as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 5.1(e)(ii) and Section 5.1(g).

5.4 Withdrawal Rights. Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Shareholder seeking to register Registrable Securities notice to such effect and, within ten (10) days following the mailing of such notice, such Demand Shareholders still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten (10) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof.

5.5 Holdback Agreements. Each Demand Shareholder, and each other holder of Registrable Securities who at such time Beneficially Owns greater than three percent (3%) of the Total Voting Power or the Total Economic Interest, agrees to enter into customary agreements restricting the public sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made, plus an extension period, as may be proposed by the lead managing underwriter(s) to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the lead managing underwriter(s) or such lesser period as is required by the lead managing underwriter(s).

If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account, within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as such lead managing underwriter(s) may agree to with the Company), after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

5.6 Registration Procedures.

(a) If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 5.1, Section 5.2 or Section 5.3, the Company shall as expeditiously as reasonably practicable:

(i) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article V; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the holders of a majority of Registrable Securities held by the Requesting Shareholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Applicable Law;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article V, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii) if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.6(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with Applicable Law;

(iv) furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

(v) use reasonable best efforts to register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vi) use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use reasonable best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market;

(vii) use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Selling Shareholder(s) thereof to consummate the disposition of such Registrable Securities;

(viii) use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and use its reasonable best efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if an underwriting agreement has been entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 5.9 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriters(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x) in connection with an Underwritten Offering, use reasonable best efforts to obtain for the Selling Shareholders and underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Shareholders and underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi) make available for inspection by the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by such Selling Shareholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this clause (xi) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Shareholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii) as promptly as practicable notify in writing the Selling Shareholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 5.6(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 5.6(a)(v), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv) cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xvi) have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities.

(b) The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c) Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 5.6(a)(xii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section

5.6(a)(xi), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 5.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d) With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(i) use reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii) furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

5.7 Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Article V, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 5.6(a)(v)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show” and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose shares are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Demand Shareholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article V, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

5.8 Miscellaneous.

(a) Not less than ten (10) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable

Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

(b) The Company shall not grant any demand, piggyback or shelf registration rights the terms of which are more favorable than, senior to or conflict with the rights granted to the holders of Registrable Securities hereunder to any other Person without the prior written consent of Demand Shareholders holding a majority of the Registrable Securities then held by all Demand Shareholders.

5.9 Registration Indemnification.

(a) The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.9(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each such Person who controls each such Selling Shareholder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any other party expressly for use therein.

(b) In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section

5.9(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 5.9(b) for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the amount received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

ARTICLE VI

DEFINITIONS

6.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“AB” has the meaning set forth in the recitals.

“AB Group” has the meaning set forth in the Purchase Agreement.

“Activist” means, as of any date of determination, a Person (other than an Investor) that has, directly or indirectly through its Affiliates, whether individually or as a member of a Group, within the five-year period immediately preceding such date of determination, (i) made, engaged in or been a participant in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or knowingly influence any Person with respect to the voting of, any equity securities of any issuer, including in connection with a proposed change of Control or other extraordinary or fundamental transaction, or a proposal for the election or replacement of directors, not approved (at the time of the first such proposal) by the board of directors of such issuer, (ii) called, or publicly sought to call, a meeting of the shareholders of any issuer or initiated any shareholder proposal for action by shareholders of any issuer, in each case not approved (at the time of the first such action) by the board of directors of such issuer, (iii) otherwise publicly acted, alone or in concert with others, to seek to Control or influence the management or the policies of any issuer (provided, that this clause (iii) is not intended to include the activities of any member of the board of directors of an issuer, with respect to such issuer, taken in good faith solely in his or her capacity as a director of such issuer), (iv) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of an issuer that was not approved (at the time of commencement) by the board of directors of such issuer in a Schedule 14D-9 filed under Regulation 14D under the Exchange Act, or (v) publicly disclosed any intention, plan, arrangement or other Contract to do any of the foregoing.

“Affiliate” has the meaning set forth in the Purchase Agreement.

“Agreement” has the meaning set forth in the preamble.

“Aggregate Volume Limitation” has the meaning set forth in Section 2.1(d)(iii).

“Applicable Law” has the meaning set forth in the Purchase Agreement.

“Beneficially Own” has the meaning set forth in the Purchase Agreement.

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect and (ii) in the event that the Company determines in good faith that the registration would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company, a period of up to seventy-five (75) days; provided, that a Blackout Period described in this clause (ii) may not occur more than twice in any period of eighteen (18) consecutive months.

“Board” has the meaning set forth in Section 1.1.

“Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday.

“Call Exercise Period” has the meaning set forth in the Purchase Agreement.

“Call Option” has the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble.

“Company Common Stock” has the meaning set forth in the recitals.

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of an Investor or its Representatives from the Company or its Representatives, the Beneficial Ownership of Shares or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Investor or such of its Representatives, (ii) was or becomes available to such Investor or such of its Representatives on a non-confidential basis from a source other than the Company or its Representatives, or any other Investor or its Representatives, as the case may be, provided, that the source thereof is not known by such Investor or such of its Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by such Investor or such of its Representatives without the use of any such information that would otherwise be Confidential Information hereunder. Subject to clauses (i)-(iii) above, Confidential Information also includes (a) all non-public information previously provided by the Company or its Representatives under the provisions of any confidentiality agreement between the Company, the Investors or their respective Affiliates or Representatives, including the Confidentiality Agreement, including all information, documents and reports referred to thereunder, (b) subject to any disclosures permitted under Section 7.07 of the Purchase Agreement, all non-public understandings, agreements and other arrangements between and among the Company and the Investors, and (c) all other non-public information received from, or otherwise relating to, the Company, its subsidiaries and any Investor or any other investor in any of the foregoing.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of June 17, 2011, between Gibco and the Company.

“Consent” has the meaning set forth in the Purchase Agreement.

“Contract” has the meaning set forth in the Purchase Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.

“Darrois” has the meaning set forth in Section 7.14.

“Demand” has the meaning set forth in Section 5.1(a).

“Demand Registration” has the meaning set forth in Section 5.1(a).

“Demand Shareholder” means any SP Investor or any KKR Investor, in either case that holds Registrable Securities.

“Designated Entity” means any Person (i) set forth on Schedule I (and any successor thereof) or (ii) who, as of any time of determination, engages in the retail pharmacy, pharmaceutical wholesale, pharmaceutical pre-wholesale or pharmacy benefit management services businesses, other than to a de minimis extent.

“Dispute” has the meaning set forth in Section 7.10(a).

“DM” has the meaning set forth in Section 1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Transferee” has the meaning set forth in Section 2.1(c)(iv).

“Existing Counsel” has the meaning set forth in Section 7.14.

“First Step Closing” has the meaning set forth in the Purchase Agreement.

“First Step Closing Date” has the meaning set forth in the Purchase Agreement.

“First Step Company Shares” has the meaning set forth in the Purchase Agreement.

“First Step Ownership Period” means the period beginning on the First Step Closing Date and ending on the earlier of (a) the date immediately following the final day of the Standstill Period and (b) the Second Step Closing Date, if any.

“First Step Purchase Price” has the meaning set forth in the Purchase Agreement.

“First Step Restricted Period” has the meaning set forth in Section 2.1(a).

“First Step Walgreens Shares” has the meaning set forth in the recitals.

“Foreign or State Act” has the meaning set forth in Section 2.1(g).

“Form S-3” has the meaning set forth in Section 5.3(a).

“Free Writing Prospectus” has the meaning set forth in Section 5.6(a)(iv).

“Gibco” has the meaning set forth in the recitals.

“Gibco Principal Investors” has the meaning set forth in the Shareholders Agreement.

“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“ICC” has the meaning set forth in Section 7.10(b).

“Individual Volume Limitation” has the meaning set forth in Section 2.1(d)(iii).

“Initial Investors” has the meaning set forth in the preamble.

“Initial KKR Investors” has the meaning set forth in the preamble.

“Initial Other Investor” has the meaning set forth in the preamble.

“Initial Primary Investors” has the meaning set forth in the preamble.

“Initial SP Investors” has the meaning set forth in the preamble.

“Inspectors” has the meaning set forth in Section 5.6(a)(xi).

“Investor Indemnification Agreements” means each and every certificate, memorandum or articles of incorporation or association, bylaws, limited liability company operating agreement, limited partnership agreement and any other organizational document of, and each and every insurance policy maintained by, the SP Investors, KKR, the KKR Investors or their respective Affiliates, as applicable, providing for, among other things, indemnification of and advancement of expenses for the SP Investor Director and the KKR Investor Director, as applicable, for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement.

“Investor Indemnitors” means the SP Investors and the KKR Investors and their respective Affiliates, as applicable, in their capacity as indemnitors to the SP Investor Director and KKR Investor Director, as applicable, under the applicable Investor Indemnification Agreements.

“Investors” means the KKR Investors, the SP Investors and the Other Investors.

“KKR” has the meaning set forth in the preamble.

“KKR Investment Fund” means any investment fund, separate account or other similar investment vehicle that is, directly or indirectly, managed or advised by KKR or any of its Controlled Affiliates.

“KKR Investor Designee” means, subject to Section 1.3, an individual (who must be an employee of KKR or one of its Controlled Affiliates) designated in writing by the KKR Investors for election or appointment to the Board.

“KKR Investor Director” means a KKR Investor Designee who has been elected or appointed to the Board.

“KKR Investor Rights Termination Event” shall be deemed to occur if (i) as of the end of any Business Day following the earlier to occur of (a) the Second Step Closing Date and (b) the date of termination of the Purchase Agreement with respect to the Second Step Acquisition, the KKR Investors Beneficially Own less than the lesser of (x) 4% of the Total Voting Power or the Total

Economic Interest and (y) 65% of the Shares Beneficially Owned by the KKR Investors as of immediately following the Second Closing (provided, that, if the Purchase Agreement is terminated with respect to the Second Step Acquisition without the Second Closing having occurred, then as of immediately following the First Step Closing) or (ii) KKR, any KKR Investment Fund or any of their respective Affiliates (in each case, excluding any KKR Non-Private Equity Business) Beneficially Owns 5% or more of the outstanding voting securities of a Walgreens Specified Person; provided, that, for purposes of clause (ii), in the case of the acquisition of such Beneficial Ownership in a Walgreens Specified Person listed on part (B) of Schedule II, KKR shall (to the extent practicable) notify the Company in advance of such acquisition (and, in any event, no later than promptly following such acquisition), KKR and the Company shall thereafter discuss in good faith the effect of such acquisition on the service of any KKR Investor Designee on the Board, and the Board and the Company generally, and the Company shall, in its sole discretion, determine whether a KKR Investor Rights Termination Event shall be deemed to have occurred.

“KKR Investors” means (i) the Initial KKR Investors, (ii) any Permitted Transferee of any Initial KKR Investor that is Transferred Shares by such Initial KKR Investor in compliance with the terms of this Agreement and (iii) any Permitted Transferee of any of the Persons included in clause (ii) of this definition that is Transferred Shares by such Person in compliance with the terms of this Agreement.

“KKR Non-Private Equity Business” means any business or investment of KKR and its Affiliates distinct from the private equity business of KKR and its Affiliates; provided, that such business or investment shall not be deemed to be distinct from such private equity business if and at such time that (i) any Confidential Information with respect to the Company is made available to executives or other investment professionals of KKR and its Affiliates who are not involved in the private equity business and who are involved in such other business or investment or (ii) KKR or any of its Affiliates instructs or overtly encourages any such business or investment to take any action that would violate any provision of this Agreement that would be applicable to such business or investment were it to be deemed to be a KKR Investor hereunder.

“KKR Ownership Limit” means, during the First Step Ownership Period, 5% of the Total Voting Power or the Total Economic Interest, and during the Second Step Ownership Period, 10% of the Total Voting Power or the Total Economic Interest; provided, that, in either case, the effect of any share repurchases by the Company shall not be counted for purposes of any measurement of the KKR Ownership Limit (and, for the avoidance of doubt, none of the KKR Investors shall be required to sell or otherwise dispose of any shares of Company Common Stock as a consequence of any such repurchase or any other similar action undertaken by the Company) unless and until any KKR Investor has acquired Beneficial Ownership of additional Voting Securities following such repurchase; provided, further, that the parties hereto acknowledge and agree that with respect to any measurement of the KKR Ownership Limit (and the KKR Investors’ compliance therewith) for purposes of this Agreement following the Second Step Closing and until the final Transfer by Gibco of 100% of the Second Step Walgreens Shares to either the Shareholder Distributees and/or the Company pursuant to Section 7.16 and Article X of the Purchase Agreement, the KKR Investors shall be deemed to have already received and to continue Beneficially Own all of the Second Step Walgreens Shares that the KKR Investors would have received if Gibco Transferred 100% of the Second Step Walgreens Shares solely to the Shareholder Distributees on the Second Step Closing Date.

“KKR Related Persons” has the meaning set forth in Section 1.6(c).

“Limited Guarantees” has the meaning set forth in the Purchase Agreement.

“Losses” has the meaning set forth in Section 5.9(a).

“Marketed Underwritten Shelf Offering” has the meaning set forth in Section 5.3(e).

“MEP Agreement” has the meaning set forth in the Purchase Agreement.

“Nominating and Governance Committee” means the Nominating and Governance Committee of the Company or any such successor committee.

“Non-Liable Person” has the meaning set forth in Section 7.13.

“Order” has the meaning set forth in the Purchase Agreement.

“Other Demanding Sellers” has the meaning set forth in Section 5.2(b).

“Other Gibco Investors” means (i) Initial Other Investors that are Shareholder Distributees of Gibco, (ii) any Permitted Transferee of any Initial Other Investor that is a Shareholder Distributee of Gibco, which Permitted Transferee is Transferred Shares by such Initial Other Investor in compliance with the terms of this Agreement and (iii) any Permitted Transferee of any of the Persons included in clause (ii) of this definition, which Permitted Transferee is Transferred Shares by such Person in compliance with the terms of this Agreement.

“Other Investors” means (i) the Other Gibco Investors and (ii) the Other MEP Investors.

“Other MEP Bare Trustee” has the meaning set forth in Section 4.1(a)(ii).

“Other MEP Investors” means (i) Initial Other Investors that receive First Step Walgreens Shares or Second Step Walgreens Shares, as applicable, pursuant to the MEP Agreement or the MEP Restructuring, (ii) any Permitted Transferee of any Initial Other Investor included in clause (i) of this definition, which Permitted Transferee is Transferred Shares by such Initial Other Investor in compliance with the terms of this Agreement and (iii) any Permitted Transferee of any of the Persons included in clause (ii) of this definition, which Permitted Transferee is Transferred Shares by such Person in compliance with the terms of this Agreement.

“Other Proposed Sellers” has the meaning set forth in Section 5.2(b).

“Permitted Transfer” has the meaning set forth in Section 2.1(c).

“Permitted Transferee” means (a) with respect to the Initial SP Investors (i) SP; (ii) any Person (other than an individual) (x) that is wholly-owned directly or indirectly by SP and the Serenity Trust and no other Person and (y) with respect to which SP controls directly or indirectly 100% of the voting power; (iii)(x) a spouse (which for the purposes of this Agreement shall include

Ornella Barra), lineal descendant (whether natural or adopted), sibling or parent of SP or (y) upon SP’s death, an heir, executor, administrator, testamentary trustee, legatee or beneficiary of SP; (iv) a foundation or similar entity established by SP for the purpose of serving charitable goals, Controlled by the Persons named in clause (iii); (v) the Serenity Trust, a Cayman Island Trust, and any other trust, the beneficiaries of which include only the Persons named in clause (iii) or (iv); and (v) any corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which include only the Persons named in clause (i), (ii) or (iii); (b) with respect to any Investor that is not an individual, any Affiliate of such Investor; and (c) with respect to any Investor that is an individual (i) (x) a spouse, lineal descendant (whether natural or adopted), sibling or parent of such Investor or (y) upon such Investor’s death, an heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Investor; (ii) a foundation or similar entity established by such Investor for the purpose of serving charitable goals, Controlled by the Persons named in clause (i); (iii) any trust, the beneficiaries of which include only the Persons named in clause (i) or (ii); and (iv) any corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which include only the Persons named in clause (i), (ii) or (iii); provided, in the case of any of clause (a), clause (b) or clause (c), that such Transferee would continue to qualify as a Permitted Transferee of the applicable Transferor if such Transfer were to take place as of any time of determination (and, in the event that such Transferee would no longer so qualify, such Transferee shall immediately Transfer back the Transferred securities to such Transferor and such Transfer shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall no longer, and shall instruct its transfer agent and other third parties to no longer, record or recognize such Transfer on the share register of the Company).

“Person” has the meaning set forth in the Purchase Agreement.

“Piggyback Notice” has the meaning set forth in Section 5.2(a).

“Piggyback Registration” has the meaning set forth in Section 5.2(a).

“Piggyback Seller” has the meaning set forth in Section 5.2(a).

“Pre-Second Step Restricted Period” has the meaning set forth in Section 2.1(a).

“Principal Investor Side Letters” means the letter agreements executed and delivered by the Gibco Principal Investors and the Company on the date of the Purchase Agreement and attached as Exhibit C thereto.

“Proceeding” has the meaning set forth in the Purchase Agreement.

“Prohibited Transferee” means any Designated Entity or any Activist.

“Purchase Agreement” has the meaning set forth in the recitals.

“Records” has the meaning set forth in Section 5.6(a)(xi).

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $250 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the applicable Requesting Shareholder; provided, that such lesser amount shall have an aggregate value of at least $100 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.

“Registrable Securities” means (a) following the expiration of the First Step Restricted Period, the First Step Walgreens Shares held by the SP Investors, the First Step Walgreens Shares held by the KKR Investors and the First Step Walgreens Shares held by any Other Gibco Investor and (b) following the expiration of the Second Step Restricted Period, the First Step Walgreens Shares and Second Step Walgreens Shares held by the SP Investors, the First Step Walgreens Shares and Second Step Walgreens Shares held by the KKR Investors and the First Step Walgreens Shares and Second Step Walgreens Shares held by any Other Gibco Investor; provided, that any such Shares shall cease to be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144 under the Securities Act or (iii) they shall have ceased to be outstanding.

“Representatives” has the meaning set forth in Section 1.6(c).

“Requested Information” has the meaning set forth in Section 5.8(a).

“Requesting Shareholders” has the meaning set forth in Section 5.1(a).

“Restricted Periods” has the meaning set forth in Section 2.1(b).

“Rules” has the meaning set forth in Section 7.10(b).

“Second Step Closing” has the meaning set forth in the Purchase Agreement.

“Second Step Closing Date” has the meaning set forth in the Purchase Agreement.

“Second Step Company Shares” has the meaning set forth in the Purchase Agreement.

“Second Step Ownership Period” means the period beginning on the Second Step Closing Date and ending on the date immediately following the final day of the Standstill Period.

“Second Step Purchase Price” has the meaning set forth in the Purchase Agreement.

“Second Step Restricted Period” has the meaning set forth in Section 2.1(b).

“Second Step Walgreens Shares” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the Purchase Agreement.

“Selling Shareholders” has the meaning set forth in Section 5.6(a)(i).

“Senior Manager” has the meaning set forth in the Purchase Agreement.

“Shareholders Agreement” has the meaning set forth in the Purchase Agreement.

“Shareholder Distributees” has the meaning set forth in the Purchase Agreement.

“Shares” has the meaning set forth in the recitals.

“Shelf Notice” has the meaning set forth in Section 5.3(a).

“Shelf Offering” has the meaning set forth in Section 5.3(e).

“Shelf Registration Statement” has the meaning set forth in Section 5.3(a).

“SP” has the meaning set forth in the preamble.

“SP First Step Ownership Limit” means, as at any time of measurement during the First Step Ownership Period, the sum of (A) 95 million shares of Company Common Stock plus (B) from and after the date on which the aggregate number of shares of Company Common Stock Beneficially Owned by the SP Investors equals 95 million shares, only such additional shares of Company Common Stock that are purchased by the SP Investors solely through the reinvestment of dividends paid on any shares of Company Common Stock Beneficially Owned by the SP Investors as of the dividend record date; it being acknowledged and agreed that the only shares of Company Common Stock that the SP Investors may acquire at any time during the First Step Ownership Period in excess of 95 million shall be shares acquired through the reinvestment of dividends.

“SP Investor Designee” means, subject to Section 1.3, an individual designated in writing by the SP Investors for election or appointment to the Board; provided, that, other than SP, such individual may not be a (i) current director, officer or employee of AB or any of its Controlled Affiliates, or any of the foregoing during the last three years prior to the time of measurement or (ii) a current or former director, officer or employee of Walgreens or any of its Controlled Affiliates (other than any former director, officer or employee of Fox).

“SP Investor Director” means an SP Investor Designee who has been elected or appointed to the Board.

“SP Investor Rights Termination Event” shall be deemed to occur (i) if, as of the end of any Business Day following the earliest to occur of (a) the Second Step Closing Date and (b) the termination of the Purchase Agreement with respect to the Second Step Acquisition: (x) the SP Investors Beneficially Own less than 5% of the Total Voting Power and (y) SP is no longer serving as Executive Chairman or Chief Executive Officer of AB or, notwithstanding such title, is no longer actively involved in an operational and management capacity in the business activities and operational decisions of AB, Walgreens and its subsidiaries.

“SP Investors” means (i) the Initial SP Investors, (ii) any Permitted Transferee of an Initial SP Investor that is Transferred Shares by such Initial SP Investor in compliance with the terms of this Agreement and (iii) any Permitted Transferee of any of the Persons included in clause (ii) of this definition that is Transferred Shares by such Person in compliance with the terms of this Agreement and (iv) any Exchange Transferee of any of the Persons included in clauses (i), (ii) or (iii) that is Transferred Shares by such Person in compliance with the terms of this Agreement.

“SP Ownership Limit” means, during the First Step Ownership Period, the SP First Step Ownership Limit, and during the Second Step Ownership Period, the SP Second Step Ownership Limit.

“SP Second Step Ownership Limit” means, as at any time of measurement during the Second Step Ownership Period, the sum of (A) 167 million shares of Company Common Stock plus (B) from and after the date on which the aggregate number of shares of Company Common Stock Beneficially Owned by the SP Investors equals 167 million shares, only such additional shares of Company Common Stock that are purchased by the SP Investors solely through the reinvestment of dividends paid on any shares of Company Common Stock Beneficially Owned by the SP Investors as of the dividend record date; it being acknowledged and agreed that (i) the only shares of Company Common Stock that the SP Investors may acquire at any time in excess of 167 million shall be shares acquired through the reinvestment of dividends and (ii) with respect to any measurement of the SP Second Step Ownership Limit (and the SP Investors’ compliance therewith) for purposes of this Agreement from and after the Second Step Closing until the final Transfer by Gibco of 100% of the Second Step Walgreens Shares to either the Shareholder Distributees and/or the Company pursuant to Section 7.16 and Article X of the Purchase Agreement, the SP Investors shall be deemed to have already received and to continue to Beneficially Own the sum of (A) the number of shares of Company Common Stock equal to the product of (x) the SP Sharing Percentage multiplied by (y) the Second Step Walgreens Shares plus (B) the number of shares of Company Common Stock equal to the product of (x) the SP Sharing Percentage multiplied by (y) the Second Step Cash Consideration divided by (z) the Thirty Day VWAP (calculated in U.S. Dollars) of the shares of Company Common Stock as of the Second Step Closing Date.

“SP Sharing Percentage” means a fraction, expressed as a percentage, (x) the numerator of which is the total equity invested by the Initial SP Investors in Gibco and (y) the denominator of which is the total equity invested in Gibco by all the Initial SP Investors, all the Initial KKR Investors and all the other Gibco Investors.

“SRO” means (i) any “self regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market, or (iii) any other securities exchange.

“Standstill Period” has the meaning set forth in Section 2.2(b).

“STB” has the meaning set forth in Section 7.14.

“Take-Down Notice” has the meaning set forth in Section 5.3(e).

“Total Economic Interest” means, as of any date of determination, the total economic interests of all Voting Securities then outstanding. The percentage of the Total Economic Interest Beneficially Owned by any Person as of any date of determination is the percentage of the Total Economic Interest then Beneficially Owned by such Person, including pursuant to any swaps or any other agreements, transactions or series of transactions, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power Beneficially Owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then Beneficially Owned by such Person.

“Transactions” has the meaning set forth in the Purchase Agreement.

“Transaction Documents” has the meaning set forth in the Purchase Agreement.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise. “Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Unpaid Indemnitee Amounts” has the meaning set forth in Section 1.2(e).

“Voting Securities” means shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

“Walgreens Specified Person” means any Person set forth on Schedule II (and any successor thereof).

6.2 Interpretation. Whenever used: the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The Annexes, Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof. If, and as often as, there is any change in the outstanding shares of Company Common Stock by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth therein that continue to be applicable on the date of such change. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

ARTICLE VII

MISCELLANEOUS

7.1 Term. This Agreement will be effective as of the date hereof and shall automatically terminate upon the date that the SP Investors and the KKR Investors, in the aggregate, Beneficially Own less than 2% of the Total Voting Power, so long as, as of such date, all of the then-remaining Registrable Securities Beneficially Owned by the SP Investors and all of the then-remaining Registrable Securities Beneficially Owned by the KKR Investors, in each case, may be sold in a single transaction without limitation under Rule 144 under the Securities Act. If this Agreement is terminated pursuant to this Section 7.1, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Section 1.6(c) (which shall survive termination of this Agreement for a period of five (5) years), Section 5.9, Section 6.2 and this Article VII, and except that no termination hereof pursuant to this Section 7.1 shall have the effect of shortening the Standstill Period or the period defined by clause (1) or (2) of the first sentence of Section 3.1.

7.2 Notices.

(a) Notices and other statements in connection with this Agreement shall be in writing in the English language and shall be delivered by hand, facsimile or overnight courier to the recipient’s facsimile number or address as set forth below or to such other facsimile number or address as a party hereto may notify to the other parties hereto from time to time and shall be given:

(i) if to the Company, to:

Name:	Walgreen Co.
Address:	108 Wilmot Road
Deerfield, Illinois 60015

Fax:	(847) 315-3652
Attention:	Thomas J. Sabatino, Executive Vice President,
General Counsel and Corporate Secretary

with a copy to (which shall not be considered notice):

Name:	Wachtell, Lipton, Rosen & Katz
Address:	51 West 52nd Street
New York, New York 10019
Country:	United States
Fax:	(212) 403-2000
Attention:	Andrew R. Brownstein, Esq.
Benjamin M. Roth, Esq.

(ii) if to SP or an SP Investor, to:

Name:	Alliance Santé Participations S.A.
Address:	14, Avenue du X Septembre
L-2550 Luxembourg
Country:	Grand Duchy of Luxembourg
Fax:	+352 27 99 01 039
Attention:	Jean-Paul Goerens

with a copy to (which shall not be considered notice):

Name:	Darrois Villey Maillot Brochier
Address:	69 avenue Victor Hugo
75116 Paris
Country:	France
Fax:	+33 1 45 02 49 59
Attention:	Me. Alain Maillot
Benjamin Burman, Esq.

(iii) if to KKR or a KKR Investor, to:

Name:	c/o Kohlberg Kravis Roberts & Co. L.P.
Address:	9 West 57th Street, Suite 4200
New York, New York 10019
Country:	United States
Fax:	(212) 750-0003
Attention:	David J. Sorkin

with a copy to (which shall not be considered notice):

Name:	Simpson Thacher & Bartlett LLP
Address:	425 Lexington Avenue
New York, New York 10017
Country:	United States
Fax:	(212) 455-2502
Attention:	Mark D. Pflug, Esq.

(iv) if to an Other Investor, to the address of such Other Investor as set forth in the applicable joinder pursuant to which such Other Investor became party to this Agreement.

(b) A notice shall be effective upon receipt and shall be deemed to have been received:

(i) at the time of delivery, if delivered by hand, or overnight courier; or

(ii) at the time of transmission in legible form if received prior to 5:00 p.m. local time on such date or at the beginning of the recipient’s next Business Day if received after 5:00 p.m. local time on such date or such date is not a Business Day, if delivered by fax.

7.3 Investor Actions. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, the SP Investors, the KKR Investors or the Investors, as applicable, shall be made by, and shall be valid and binding upon, all SP Investors, all KKR Investors or all Investors, respectively, if made by (i) in the case of the SP Investors, the SP Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all SP Investors, (ii) in the case of the KKR Investors, the KKR Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all KKR Investors and (iii) in the case of all Investors, a majority of the Total Voting Power then Beneficially Owned by all Investors.

7.4 Amendments and Waivers. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) the Company, (ii) the SP Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all SP Investors, (iii) the KKR Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all KKR Investors and (iv) Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all Investors. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

7.5 Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 7.5 shall be void.

7.6 Severability. It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

7.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

7.8 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the other Transaction Documents, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

7.9 Governing Law; Jurisdiction. This Agreement, and any claim hereunder, shall be governed by, and construed in accordance with, the substantive laws of the State of New York, United States of America, without reference to conflict of law principles, provided that the Illinois Business Corporation Act shall govern to the extent mandatorily applicable to Illinois corporations.

7.10 Dispute Resolution; Consent to Arbitration.

(a) If any dispute, controversy or claim arises out of or in connection with this Agreement or the other Transaction Documents, including any question regarding its existence, validity, termination, breach or interpretation or any dispute regarding the validity, amount or liability for any claim arising hereunder (a “Dispute”), the parties hereto shall use all commercially reasonable efforts to resolve the matter amicably. If one party gives another party (or parties) hereto notice that a Dispute with respect of Article I or Article III hereof has arisen and the applicable parties are unable to resolve such Dispute within 20 days of service of such notice, then the Dispute shall be referred to SP (or, in the event of his death or permanent disability, any other individual designated by the SP Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all SP Investors), DM (or any other individual designated by the KKR Investors Beneficially Owning a majority of the Total Voting Power then Beneficially Owned by all KKR Investors) and Gregory D. Wasson (or his successor as chief executive officer of Walgreens), who shall attempt to resolve the Dispute. No party shall resort to arbitration against another with respect to any such Dispute under this Agreement until 20 days after such referral.

(b) Any Dispute in respect of Article I or Article III hereof which remains unresolved pursuant to Section 7.10(a) 20 days after such referral, or any Dispute in respect of any other provisions hereof, which a party wishes to have resolved shall be referred upon the application of any party hereto to, and finally resolved by, arbitration under the Rules of Arbitration (the “Rules”) in force at the date of this Agreement of the International Chamber of Commerce’s International Court of Arbitration (the “ICC”) and shall be administered by the ICC. The seat, or legal place, of arbitration shall be New York, New York. The language to be used in the arbitration proceedings shall be English and all submissions shall be made in English. The substantive laws of New York shall be applicable to the merits of the Dispute (except where the substantive laws of Illinois shall mandatorily apply, in which case such laws shall be applicable to the merits of the Dispute). The tribunal shall consist of three arbitrators nominated pursuant to Article 12 of the Rules.

(c) Each party hereto acknowledges and agrees that the arbitrators shall have the power to grant any remedy or relief available under Applicable Law, including but not limited to injunctive relief, whether interim and/or final, and specific performance pursuant to Article 28 of the Rules, and any measures ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each party hereto retains the right to seek interim or provisional measures, including injunctive relief and including pre-arbitral attachments or injunctions, from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

(d) Each party hereto agrees that any arbitral proceedings under this Agreement and any arbitral proceedings under the Purchase Agreement and any of the other Transaction Documents and any other agreements between the parties hereto or their Affiliates in connection with the Transactions (including the Shareholders Agreement) may (to the extent the arbitral tribunal considers appropriate given the subject matter of the particular Dispute) be consolidated or be heard together concurrently before the same arbitral tribunal. The parties hereto further agree that any arbitral tribunal constituted under this Agreement shall have the power to order consolidation of proceedings or concurrent hearings.

(e) The parties hereto do not authorize the arbitral tribunal, and the arbitral tribunal shall have no power or jurisdiction to: (i) alter or modify, or substitute its own interpretation of, any of the express terms, provisions or conditions of this Agreement, but shall enforce the contract strictly as drafted according to its terms or (ii) settle or resolve any Dispute by amiable composition or ex aequo et bono or by arbitration in equity.

(f) Each party hereto irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 7.2 of this Agreement. Nothing in this Section 7.10 shall affect the right of any party to serve process in any other manner permitted by Law.

7.11 Specific Performance. The parties hereto agree that monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is expressly agreed that the parties hereto shall be entitled to equitable relief, including injunctive relief and specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or in equity.

7.12 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided, that the Persons indemnified under Section 5.9 are intended third party beneficiaries of Section 5.9, and Non-Liable Persons are intended third party beneficiaries of Section 7.13.

7.13 No Recourse. Except as expressly set forth in the Principal Investor Side Letters or, upon execution and delivery thereof, if any, at the Second Step Closing in accordance with the Purchase Agreement, the Limited Guarantees, notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that any party hereto may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the named parties hereto shall have any obligation hereunder and that it has no rights or recovery hereunder against, and no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Investor (or any of their heirs, successors or permitted assigns), or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing Persons, but in each case not including the named parties hereto (each, a “Non-Liable Person”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against any Non-Liable Person, by the enforcement of any assignment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law or otherwise; it being expressly agreed and acknowledged that except as expressly set forth in Principal Investor Side Letters or the Limited Guarantees, no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Person, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether in tort, contract or otherwise) based on, in respect of or by reason of, such obligations or their creation.

7.14 Conflicts and Privilege. It is acknowledged by each of the parties hereto that Gibco and AB have retained Simpson Thacher & Bartlett LLP (“STB”), Darrois Villey Maillot Brochier AARPI (“Darrois”), Niederer Kraft & Frey Ltd. and Clifford Chance LLP (collectively, “Existing Counsel”) to act as counsel in connection with the transactions contemplated hereby and otherwise. All of the parties hereto recognize the community of interest that exists and will continue to exist until the First Step Closing and the Second Step Closing, and the parties hereto agree that such community of interest should continue to be recognized after each respective date thereof. To the extent that any material subject to the attorney-client privilege, or any other applicable legal privilege, as regards Gibco or the AB Group, has been shared between them, whether prior to or after the date hereof, it is the desire, intention and mutual understanding of the parties hereto that the sharing of such material is not intended to, and shall not, waive or diminish in any way such material’s continued protection under attorney-client or any other applicable legal privilege. Specifically, the parties hereto agree that (a) the Company shall not, and from and after the Second Step Closing shall cause AB not to, seek to have any Existing Counsel disqualified from representing Gibco or AB or any member of the AB Group in any dispute (whether in contract, tort or otherwise) based upon, arising out of or related to this Agreement or any of the transactions contemplated hereunder in whole or in part and (b) in connection with any dispute that may arise, prior to the Second Step Closing, between Gibco or AB or any member of the AB Group, on the one hand, and Walgreens, on the other hand or, from and after the Second Step Closing, Walgreens or AB or any member of the AB Group on the one hand, and Gibco, on the other hand, Gibco and its Affiliates involved in such dispute (and not AB or any member of the AB Group) will have the sole and exclusive right to decide whether or not to waive any attorney-client or other applicable privilege that may apply to any communications between Gibco, AB or any other member of the AB Group and any Existing Counsel that occurred on or prior to the Second Step Closing.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

WALGREEN CO.

By:	/s/ Gregory D. Wasson
Name:	Gregory D. Wasson
Title:	President and Chief Executive Officer

[Signature Page to Walgreens Shareholders Agreement]

KKR SPRINT (EUROPEAN II) LIMITED

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Director

KKR SPRINT (2006) LIMITED

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Director

KKR SPRINT (KPE) LIMITED

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Director

KOHLBERG KRAVIS ROBERTS & CO. L.P.

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Director

[Signature Page to Walgreens Shareholders Agreement]

ALLIANCE SANTÉ PARTICIPATIONS S.A.

By:	/s/ Stefano Pessina
Name:	Stefano Pessina
Title:	Administrateur (Director)

/s/ Stefano Pessina
STEFANO PESSINA

[Signature Page to Walgreens Shareholders Agreement]

ANNEX A

OWNERSHIP OF VOTING SECURITIES BY INITIAL PRIMARY INVESTORS

INITIAL PRIMARY INVESTOR	NUMBER OF VOTING SECURITIES OWNED OF RECORD	NUMBER OF VOTING SECURITIES BENEFICIALLY OWNED

Stefano Pessina	0	72,841,856

Alliance Santé Participations S.A.	72,841,856	72,841,856

KKR Sprint (European II) Limited	2,031,058	2,031,058

KKR Sprint (2006) Limited	3,563,711	3,563,711

KKR Sprint (KPE) Limited	784,314	784,314